Sub-Item 77Q1(g)
Copies of agreements relevant to Sub-Item 77M
33-63212, 811-7736


The Agreement and Plan of Reorganization between Janus Aspen Series, on behalf of Foreign Stock Portfolio and International Growth Portfolio, and Janus Capital Management LLC, is incorporated herein by reference to Exhibit 8(cc) to Post-Effective Amendment No. 45 to Janus Aspen Series registration statement on Form N-1A, filed on May 1, 2008, accession number 0001035704-08-000199 (File No. 33-63212). Since the filing thereof, the agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.